Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

(Form Type)

WEARABLE DEVICES LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(4)	Proposed Maximum Offering Price Per Share (2)(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, NIS 0.01 par value per share	Rule 457(c)	24,574,209	$0.525	$12,901,459.73	$0.00014760	$1,904.26
Fees Previously Paid	-	-	-	-	-	-	-	-

	Total Offering Amounts					$12,901,459.73		$1,904.26
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$1,239.13
	Net Fee Due							$665.13

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act) the Ordinary Shares (or Ordinary Shares) registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s Ordinary Shares as reported on the Nasdaq Capital Market on June 10, 2024.

(3)	The Registrant will not receive any proceeds from the sale of its Ordinary Shares by the selling shareholder.

(4)	All the Ordinary Shares are to be offered for resale by the selling shareholder named in the prospectus contained in this Registration Statement on Form F-1.

Table 2-Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Wearable Devices Ltd.	F-1	333- 278358 (1)	March 29, 2024		$1,239.13	Equity/Other	Ordinary Shares, no par value per share/Pre-Funded Warrants to purchase Ordinary Shares/Representative’s Warrants/Ordinary Shares issuable upon exercise of Representative’s Warrants		$4,249,036	$1,239.13

(1)	The Registrant paid a registration fee of $1,239.13 in connection with the registration of $4,249,036 of the Registrant’s Ordinary Shares, no par value per share, Pre-Funded Warrants to Purchase Ordinary Shares and Representative’s Warrants under the Registration Statement on Form F-1, filed on March 29, 2024 (File No. 333-278358) (the “Prior F-1”). The Prior F-1 was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior F-1 was withdrawn by filing a Form RW on May 16, 2024. In accordance with Rule 457(p)under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $1,239.13, representing the fee paid in connection with the Prior F-1.